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                         EXHIBIT INDEX


EXHIBIT NO.    TITLE OF DOCUMENT

    23.    1a. Consent of Kenny S&P Evaluation
               Services, a division of J.J. Kenny
               Co., Inc.

           1b. Consent of Deloitte & Touche LLP

    27.        Financial Data Schedule